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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan of Photon Dynamics, Inc. of our report dated October 22, 1998 with respect to the consolidated financial statements of Photon Dynamics, Inc. included in the Annual Report on Form 10-KSB for the year ended September 30, 1998 filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP


San Jose, California
February 18, 1999